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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

   Preliminary Proxy Statement     |X|
   Confidential, for Use of the Commission Only (as permitted by
   Rule 14a-6(e)(2))               |_|
   Definitive Proxy Statement      |_|
   Definitive Additional Materials |_|
   Soliciting Material Pursuant to ss.240.14a-12  |_|

                           JAVO BEVERAGE COMPANY, INC.

                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   No fee required.  |X|

   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.  |_|

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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          Fee paid previously with preliminary materials.

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          Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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                           JAVO BEVERAGE COMPANY, INC.

                              1311 SPECIALTY DRIVE
                             VISTA, CALIFORNIA 92081


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 24, 2007

      The Annual Meeting of Stockholders of Javo Beverage Company, Inc. (the "COMPANY") will be held on July 24, 2007 at 10:30 a.m. local time at The Pacific Club, located at 4110 MacArthur Boulevard, Newport Beach, California 92660. The Annual Meeting is being held for the following purposes, as more fully described in the accompanying Proxy Statement:

      1. To elect seven directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified.

      2. To approve the issuance of shares of Common Stock upon conversion of senior convertible notes and exercise of warrants pursuant to a Securities Purchase Agreement entered into with certain investors on December 14, 2006.

      3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Only stockholders of record at the close of business on May 29, 2007 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company's principal executive offices for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.


                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ Cody C. Ashwell

                                      Cody C. Ashwell
                                      Chairman of the Board and Chief Executive
                                      Officer

Vista, California
June 12, 2007

                             YOUR VOTE IS IMPORTANT!

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS. PLEASE SEE THE INSTRUCTIONS ON THE PROXY AND VOTING INSTRUCTION CARD. SUBMITTING A PROXY OR VOTING INSTRUCTIONS WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.




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                           JAVO BEVERAGE COMPANY, INC.
                              1311 SPECIALTY DRIVE
                             VISTA, CALIFORNIA 92081
                                 (760) 560-5286

                                 PROXY STATEMENT

                       2007 ANNUAL MEETING OF STOCKHOLDERS

      Javo Beverage Company, Inc. (the "COMPANY") is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 24, 2007 at 10:30 a.m. local time, at The Pacific Club, located at 4110 MacArthur Boulevard, Newport Beach, California 92660, and at any adjournments thereof (the "ANNUAL MEETING"). These materials are being mailed to stockholders on or about June 12, 2007.

      Only holders of the Company's Common Stock as of the close of business on May 29, 2007 (the "RECORD DATE") are entitled to vote at the Annual Meeting. Holders of the Company's Series B Preferred Stock are not entitled to vote on the matters described in this proxy statement. Stockholders who hold shares of the Company in "street name" may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 149,504,927 shares of Common Stock outstanding.

      A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions and "broker non-votes" to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

      Each stockholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held on the Record Date. Upon request of any holder of Common Stock, there may be cumulative voting in the election of directors, which means that each share of Common Stock would have as many votes as there are director positions to be elected, with the holders being able to cast these votes for any number of nominees. Absent such a request, there will be no cumulative voting. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this Proxy Statement and for the approval of Proposal No. 2, which relates to the Company's senior convertible note offering. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

      Under Delaware law and the Company's Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "withhold authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      For shares held in "street name" through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the meeting. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.




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      A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 1311 Specialty Drive, Vista, California 92081 or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

      The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company may also retain a proxy soliciting firm to assist in the solicitation of proxies in connection with the Annual Meeting, although the Company has no current intention to do so. If the Company engages a proxy soliciting firm, the Company will pay such firm customary fees and reimburse expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

      Seven directors are to be elected at the Annual Meeting, to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. The election of the directors will be decided by a plurality of the votes entitled to be cast at the Annual Meeting by holders of Common Stock. The nominees have consented to serve if elected, but, if any of the nominees becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

      The following persons have been nominated by the Board to be elected as directors at the Annual Meeting, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The following table indicates the name and age of each nominee as of the date of this proxy statement, all positions and offices with the Company held by each such nominee and the year during which the nominee was first elected or appointed a director, if applicable:

NAME                              AGE      POSITION(S) WITH COMPANY
-----------------------------  ---------  --------------------------------------
Cody C. Ashwell                   36       Chairman and Chief Executive Officer
William C. Baker                  73       Director
Ronald S. Beard                   68       Director
Jerry W. Carlton                  65       Director
Terry C. Hackett                  58       Director
Stanley A. Solomon                66       Director
Richard B. Specter                54       Director

CODY C. ASHWELL is the Chairman and Chief Executive Officer of Javo Beverage Company. Mr. Ashwell has served as the Company's CEO and Chairman since September 4, 2001, acted as a consultant to the Company prior to that, and has held a major stake in the Company since 1999. Prior to joining Javo, Mr. Ashwell was managing partner of Ashwell, Marshall & Associates. Prior to this, he was the founder and principal of a successful financial and insurance services firm, which was later sold to the Allstate Insurance Corporation.

WILLIAM C. BAKER has been a director of the Company since January 2004. Mr. Baker also serves as a director of Public Storage, Inc. and California Pizza Kitchen, Inc. Previously, Mr. Baker served as a Director of Callaway Golf Company and of La Quinta Corporation (f/k/a The Meditrust Companies), President and Chief Executive Officer of the Los Angeles Turf Club, Inc., a subsidiary of Magna International, Inc., Chairman and Chief Executive Officer of The Santa Anita Companies, Inc., Chairman of Santa Anita Realty Enterprises, Inc. and Chairman, President and Chief Executive Officer of Santa Anita Operating Company. Mr. Baker also served as President and Chief Operating Officer of Red Robin International, Inc. (a restaurant chain) from May 1993 to May 1995, and Chairman and Chief Executive Officer of Carolina Restaurant Enterprises, Inc. from August 1992 to December 1995. He was the principal shareholder and Chief Executive Officer of Del Taco, Inc. from 1977 until it was sold in 1988. Mr. Baker received his law degree in 1957 from the University of Texas.




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RONALD S. BEARD has been a director of the Company since January 2004. Mr. Beard has also served as a Director of Callaway Golf Company since June 2001, acting as Chair of their Audit Committee and as lead independent director. Mr. Beard is currently a partner in the Zeughauser Group, consultants to the legal industry. Mr. Beard is a retired former partner of the law firm of Gibson, Dunn & Crutcher LLP. He joined the firm in 1964, served as Chairman of the firm from April 1991 until December 2001, and was also its Managing Partner from April 1991 until mid-1997. Mr. Beard served as Callaway Golf Company's general outside counsel from 1998 until he joined its Board of Directors. He received his law degree in 1964 from Yale Law School.

JERRY W. CARLTON has been a director of the Company since January 2004. Mr. Carlton is an attorney specializing in tax and general business law and has been a partner in O'Melveny & Myers L.L.P. for 30 years. As Managing Partner of the firm's Orange County office for 15 years, Mr. Carlton handled hospital acquisitions and divestitures and was responsible for all legal aspects of a large managed care entity. Mr. Carlton has served as a director of numerous public and privately-held companies and on the boards of several charitable organizations, including: Phoenix House, Prentice Day School, Willametta K. Day Foundation, Arlington Investment Company, Vicente Management Company and the Foley Timber Company, Oakmont Corporation and Fibres International. Mr. Carlton earned his law degree from the University of Texas in 1967.

TERRY C. HACKETT has been a director of the Company since January 2004. Mr. Hackett has specialized in business and real estate transactions during his legal career. Currently he is the President of Hackett Management Corporation, a real estate management company, which manages the real estate assets, primarily retail properties, in which he is a partner. For fifteen years Mr. Hackett sat on the Board of Directors of Knott's Berry Farm Foods, which manufactured preserves, salad dressings, and other products for distribution throughout the United States. The company was sold to ConAgra in 1995. Mr. Hackett also sat on the Board of the parent company, Knott's Berry Farm, which was involved in the theme park, retail and food service business. Subsequently, he was the representative for the Knott family on the Board of Cedar Fair LP, which acquired Knott's and has theme parks, retail sales and food service and 12 locations throughout the U.S. Mr. Hackett has a degree in business finance from the University of Southern California School of Business and a law degree from the University of Southern California University School of Law.

STANLEY A. SOLOMON has been a director of the Company since January 2004. Mr. Solomon is a Certified Public Accountant currently operating a professional practice specializing in providing tax consulting services. Previously, Mr. Solomon was a partner in the national accounting firm of Kenneth Leventhal & Company. Mr. Solomon previously served as an outside director of two other publicly traded corporations. He earned a B.S. degree in accounting from Hunter College and a law degree from Brooklyn Law School.

RICHARD B. SPECTER has been a director of the Company since January 2004. Mr. Specter is a partner in the Southern California law firm of Corbett, Steelman & Specter. Mr. Specter has served as a litigator for over twenty-five years with extensive experience in both Federal and State courts. He has acted as lead counsel in major litigation involving franchise disputes, distribution rights, unfair competition and trademark issues. He has also been involved in antitrust matters affecting the petroleum, sports and newspaper industries, Federal and State securities claims, and commercial transactions. Mr. Specter's trial experience includes the areas of product liability, business disputes, real estate matters, employment disputes, professional malpractice and banking litigation, and antitrust litigation. Mr. Specter received his B.A. degree from Washington University and his law degree from George Washington University. Mr. Specter is a member of the Orange County Bar Association, American Bar Association, Pennsylvania Bar Association, Illinois State Bar Association, and Missouri Bar Association.

  THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR" EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT. UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE
          VOTED FOR EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT




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                PROPOSAL 2 - APPROVAL OF ISSUANCE OF COMMON STOCK
      UPON CONVERSION OF SENIOR CONVERTIBLE NOTES AND EXERCISE OF WARRANTS

BACKGROUND

      On December 14, 2006, we entered into a Securities Purchase Agreement (the "PURCHASE AGREEMENT") with certain investors (the "INVESTORS"), pursuant to which we issued, in a private placement transaction, (i) senior convertible promissory notes in an aggregate original principal amount of $21,000,000 (the "NOTES") that are convertible into shares of our Common Stock, par value $0.001 per share (the "COMMON STOCK"), and (ii) warrants (hereinafter collectively, the "INVESTOR WARRANTS") to purchase up to 18,376,397 shares of Common Stock.

      The Notes are convertible into shares of our Common Stock at an initial conversion price of $1.79 per share, subject to adjustment in certain circumstances. Upon a conversion of the Notes, we will issue a number of shares of Common Stock that equals the amount of principal being converted, divided by the conversion price and pay in cash to the holder any accrued and unpaid interest on the amount of principal being converted.

      The Notes are payable in monthly installments commencing in May 2007 and fully mature in October 2011 and bear interest at the rate of 6.95% per annum, payable quarterly commencing on April 1, 2007. If an event of default occurs under the Notes, the Notes will bear interest at a rate of 15% for so long as the default continues. The monthly installment payments of principal may be paid either in cash, in shares of Common Stock (if certain equity conditions are met) or a combination of both. For any monthly installment of principal being paid in shares of Common Stock, we will issue on the trading date immediately prior to the installment date a number of shares of Common Stock that equals the amount of principal due and being converted, divided by the lower of the conversion price or a 10% discount to the lowest volume weighted average price of the Common Stock for the 10 trading day period ending 2 trading days prior to the installment date (the "FIRST CALCULATION"). After twenty trading days have elapsed from the installment date, the amount of any principal being paid in Common Stock on such installment date will then be divided by the lower of the conversion price or a 12% discount to the volume weighted average price of our Common Stock for the 20 trading days after the installment date; provided that the discount will be increased to 15% if the volume weighted average price for the 20 previous trading days is equal to or less than $1.00 per share (the "SECOND CALCULATION"). If the Second Calculation results in a larger number than the First Calculation, the investors shall be issued additional shares to cover the difference between the Second Calculation and the First Calculation. If the Second Calculation is less than the First Calculation, the outstanding principal amount of the Note will be reduced. If the trading price of our Common Stock is at or below $0.60 per share, the installment payment may not be paid in stock.

      We may also pay all or part of the accrued interest on the Notes in shares of Common Stock; provided that certain equity conditions are met. To the extent that interest accrued under the Notes is paid in shares of Common Stock, we would issue a number of shares of Common Stock that equals the amount of interest due divided by a market price-based amount discounted by either 12% or 15%, similar to the price that applies for monthly installments of principal as described above.

      We also issued to the Investors the following Investor Warrants: (A) five-year Series A warrants to purchase an aggregate of 3,519,555 shares of Common Stock at an initial exercise price of $1.95 per share, (B) five-year Series B warrants to purchase an aggregate of 3,124,999 shares of Common Stock at an initial exercise price of $2.24 per share and (C) Series C warrants to purchase up to 11,731,843 shares of Common Stock at an initial exercise price of $1.79 per share. The Series A and Series B warrants may be exercised at any time between June 15, 2007 and sixty months after the issuance date. The Series C warrants will become exercisable only if and to the extent that the outstanding principal under the Notes is prepaid by us at our option. The exercise price and the number of shares issuable under the Investor Warrants may be subject to adjustment in certain circumstances.

      Cowen & Company, LLC ("COWEN"), a registered broker-dealer, acted as our exclusive placement agent in connection with the transactions contemplated under the Purchase Agreement. In consideration for Cowen's services as placement agent, we issued to Cowen warrants of like tenor to the Series A and Series B warrants to purchase up to 551,292 shares of Common Stock at exercise prices of $1.79, $1.95 and $2.24 per share (the "PLACEMENT AGENT WARRANTS"; together with the Investor Warrants, the "WARRANTS"; and collectively with the Notes, the Warrants and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, the "SECURITIES"). We also agreed to pay Cowen from time to time, upon the exercise in cash of the Series A and Series B warrants, up to an additional approximately $0.97 million of commissions in the event that all of the Investor Warrants are exercised in full by the Investors for cash.

      We have registered 30,659,534 shares of Common Stock for resale by the Investors. This represents our good faith estimate of the number of shares of Common Stock issuable upon the conversion of principal, the payment of principal and interest due under the Notes and/or the exercise of the Warrants. We have collectively referred in this proxy statement to the shares of Common Stock potentially issuable under the Notes, the Investor Warrants and the Placement Agent Warrants as the "COVERED SHARES."

WHY WE NEED STOCKHOLDER APPROVAL

      Under the terms of the Purchase Agreement, we agreed to solicit the approval of our stockholders for the issuance of the Securities in accordance with applicable law and the rules and regulations of the over-the-counter bulletin board ("OTCBB"), or if not required by the OTCBB, in accordance with NASDAQ Marketplace Rule 4350(i). Although the listing standards of the OTCBB currently do not require us to obtain stockholder approval for the issuance of the Covered Shares, under NASDAQ Marketplace Rule 4350(i), the full issuance of the Securities may require us to obtain stockholder approval. Accordingly, our Board of Directors has submitted this proposal to our stockholders for approval as required pursuant to the terms of the Purchase Agreement.

NASDAQ APPROVAL REQUIREMENTS

      Under NASDAQ Marketplace Rule 4350(i)(1)(D) (the "20% RULE"), companies whose securities are traded on NASDAQ must obtain stockholder approval for the issuance of securities in a private offering of Common Stock or in a series of related offerings at a price less than the greater of the book or market value per share of the stock, if the issuance amounts to 20% or more of the Common Stock or 20% or more of the voting power of the company outstanding before the issuance.

      To the extent we repay outstanding principal and/or accrued interest under the Notes in shares of Common Stock, the shares would be issued at a discount to the market price of our Common Stock, as described above. We may also issue shares of Common Stock upon the conversion of the Notes at the option of the holders thereof, or upon the exercise of the Warrants, at a price per share that is lower than the market value of our Common Stock at the time of such conversion or exercise. Each holder of a Note has the right to convert, from time to time, the outstanding principal amount under the Note into Common Stock at $1.79 per share (subject to adjustment). The Series A and Series B Warrants are exercisable at $1.95 and $2.24 per share, respectively, at any time between June 15, 2007 and sixty months after the issuance date, and the Series C Warrants, if they become exercisable, may be exercised at $1.79 per share. We expect that the holders of the Notes and the Warrants will likely desire to convert their Notes or exercise their Warrants at a time when the market value of our Common Stock exceeds the conversion price of the Notes or the exercise price of the Warrants.

      As described in the following paragraph, under certain circumstances the total number of shares of Common Stock issuable by us upon (i) the repayment or conversion of the principal and interest outstanding under the Notes and (ii) the exercise of the Warrants may exceed 20% of our outstanding shares of Common Stock. Accordingly, we are seeking stockholder approval for the potential issuance of the Common Stock in order to comply with the aforementioned obligation under the Purchase Agreement.

      As of December 14, 2006, prior to the completion of the private placement, we had issued and outstanding approximately 149,500,000 shares of Common Stock. Assuming the volume weighted average price of our Common Stock remained at $0.90 per share throughout the term of the Notes, and all of the outstanding principal under the Notes were to be repaid in shares of Common Stock, we would issue an aggregate of 27,450,980 shares of Common Stock, at an effective price of $0.765 per share, in repayment of the total original principal amount of $21,000,000 under the Notes. Thus, the shares of Common Stock issued in repayment of the principal under the Notes, together with the approximately 18,927,690 shares of Common Stock issuable upon exercise of the Warrants and any shares of Common Stock that we may issue in repayment of accrued interest under the Notes, would exceed 20% of our outstanding Common Stock.

      We are seeking the approval by our stockholders of the potential issuance of the Common Stock upon conversion of the Notes, the payment of interest and the exercise of the Investor Warrants so that we may satisfy the 20% Rule for purposes of complying with our obligations under the Purchase Agreement.

NO DISSENTERS' RIGHTS

      Delaware law does not provide for appraisal rights with respect to the matters to be acted upon pursuant to this Proposal 2.

VOTE REQUIRED

      The affirmative vote of a majority of the total votes present in person or represented by proxy at the Annual Meeting is required to approve this Proposal 2.

     THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE "FOR" THIS PROPOSAL.
             UNLESS OTHERWISE INSTRUCTED, PROXIES WILL BE VOTED FOR
                           APPROVAL OF THIS PROPOSAL.

                               EXECUTIVE OFFICERS

      Our current executive officers and their respective positions are set forth in the table below. Biographical information regarding each executive officer who is not also a director is set forth following the table.

NAME                     AGE    POSITION(S) WITH COMPANY
----------------------  -----  -------------------------------------------------
Cody C. Ashwell          36     Chairman and Chief Executive Officer
Gary Lillian             50     President
Richard A. Gartrell      58     Chief Financial Officer
William E. Marshall      36     Senior Executive Vice President of Operations,
                                General Counsel and Secretary

GARY A. LILLIAN is Javo's President, responsible for the company's commercial strategy and the development of key industry alliances. Prior to becoming Javo's President in January 2002, Mr. Lillian held executive level sales and marketing positions at consumer products companies including PepsiCo, Ford Motor Company, Pennzoil-Quaker State and The Clorox Company. He also founded start-up companies, including a beverage company and a packaged food company, which was later sold to Nestle. Lillian earned a bachelor's and a master's degree in business administration from Northwestern University.

RICHARD A. GARTRELL has served as Javo's Chief Financial Officer since the Fall of 2001 and acted as a consultant to the Company for two years prior to that. Mr. Gartrell was a certified public accountant and has more than 32 years of accounting experience. He has served as chief financial officer at several mid-cap companies, most recently AMX Resorts, Inc. Mr. Gartrell has also served as an expert witness in forensic accounting and holds a Bachelor of Science degree in accounting from Colorado State University.

WILLIAM E. MARSHALL is Javo's Senior Executive Vice President of Operations, General Counsel and Secretary. Prior to becoming general counsel in January 2002, Mr. Marshall served as the Company's Chief Administrative Officer. Mr. Marshall became Senior Executive Vice President in September 2002. A member of the California State Bar, Marshall earned his juris doctorate degree from the University of California at Los Angeles. He completed his undergraduate studies at the University of California at Santa Barbara.

          There are no family relationships among any of the Company's directors or executive officers.




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                        BOARD OF DIRECTORS AND COMMITTEES

      The business of the Company is managed under the direction of the Board of Directors. During fiscal 2006, the Board of Directors held five meetings. Each member of the Board of Directors attended 75% or more of the total number of Board meetings held during fiscal 2006.

BOARD INDEPENDENCE

      The Company has determined that all of the Company's directors, other than Cody Ashwell, who serves as the Company's Chief Executive Officer, are independent. The Company has defined independence with reference to NASDAQ Marketplace Rule 4200 and has considered known facts and circumstances, including stock ownership levels and related-party transactions, that could reasonably be expected to potentially impact independence. Although the Company is not listed on the NASDAQ Stock Market, the Company has applied the NASDAQ independence rules to make these independence determinations.

BOARD COMMITTEES

      We do not having a standing audit or nominating committee. As a small company, we believe that all of our directors acting together, as opposed to a subset of them acting by means of a committee, is the most efficient and effective framework for us to perform the functions otherwise associated with audit and nominating committees. Our compensation committee was formed on March 20, 2007.

      AUDIT COMMITTEE. Because we do not have an audit committee, the entire Board of Directors acts as the audit committee. The Board of Directors has determined that none of its members qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K of the Securities and Exchange Act of 1934. We have not been able to identify a suitable candidate for our Board of Directors who would qualify as an audit committee financial expert. We do not currently have a written audit committee charter or similar document.

      COMPENSATION COMMITTEE. The compensation committee (the "COMPENSATION COMMITTEE") currently consists of William Baker, Ronald Beard (chairman), Jerry Carlton, Terry Hackett and Richard Specter. The Board of Directors has determined that all members of the Compensation Committee are independent directors under the rules of the NASDAQ Stock Market. The Compensation Committee reviews and advises the Board of Directors on all compensation arrangements for executive officers and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee is governed by a written charter approved by our Board of Directors. The Compensation Committee's report is included in this Proxy Statement.

      NOMINATING COMMITTEE. Because we do not have a nominating committee, all of the members of the Board of Directors participate in the consideration of director nominees. The Board of Directors has determined that all of the members of the Board, with the exception of Cody Ashwell, are independent under the rules of the NASDAQ Stock Market. We do not currently have a written nominating committee charter or similar document.

DIRECTOR NOMINATIONS

      CRITERIA FOR BOARD MEMBERSHIP. In selecting candidates for appointment or re-election to the Board of Directors, our Board employs a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Board of Directors considers various potential candidates that come to our attention through current board members, professional search firms, stockholders or other persons. These candidates may be evaluated by our Board of Directors at any time during the year. Our Board of Directors considers candidates recommended by stockholders when the nominations are properly submitted as described in "Stockholder Nominees" below. Following verification of the stockholder status of persons proposing candidates, our Board of Directors makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized herein to determine whether the candidate is qualified for service on the board, before deciding to undertake a complete evaluation of the candidate. If our Board of Directors determines that additional consideration is warranted, it uses a third-party search firm to gather additional information about the prospective nominee's background and experience. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed before undertaking a complete evaluation, our Board of Directors treats a potential candidate nominated by a stockholder like any other potential candidate. The Board of Directors expects that a nominating committee, once formed, would employ a similar evaluation process for a director nominee.

      STOCKHOLDER NOMINEES. Because the Company does not have a nominating committee, our entire Board of Directors considers director candidates recommended by stockholders. Any such nominations should be submitted to the Board of Directors c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company's Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, "Stockholder Proposals for 2008 Annual Meeting" below.

      PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES. Because the Company does not have a nominating committee, our entire Board of Directors nominates directors and reviews qualifications of such nominees. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment, willingness to devote adequate time to Board duties, educational and professional background, personal accomplishment and other relevant factors. Our Board of Directors does not establish any specific qualification standards for director nominees, although from time to time the Board of Directors may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. Our Board of Directors may interview prospective nominees in person or by telephone.

COMMUNICATIONS WITH DIRECTORS

      Stockholders may contact directors by writing to them either individually, the independent directors as a group, or the Board of Directors generally at the following address:

                             Javo Beverage Company, Inc.
                             Attention: Corporate Secretary
                             1311 Specialty Drive
                             Vista, CA 92081

      Communications sent to an individual director will be forwarded directly to the individual director. Communications sent to the Board of Directors will be forwarded to the Chairman of the Board of Directors. Communications sent to the independent directors as a group will be forwarded to the Chairman of the audit committee on behalf of all independent directors.

      The Company has no formal policies regarding director attendance at the annual meeting of stockholders, although directors are encouraged to attend. None of the directors attended the 2006 annual meeting due to the delays in the timing of the meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No interlocking relationship exists, or in the past fiscal year has existed, between any member of our Compensation Committee and any member of any other company's board of directors or compensation committee.

CODE OF ETHICS

      The Company has not adopted a formal written code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has not adopted such a code of ethics to date due to the Company's relatively small size and limited resources. However, the Company intends to adopt a written code of ethics in the current fiscal year.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

      COMPENSATION PHILOSOPHY AND OBJECTIVES

      The principal objective of the Company's compensation program is to provide competitive cash compensation to attract and retain talented employees who will help grow the Company's business. Historically, the sole compensation element has been a base salary. Due to the Company's limited cash resources, cash bonuses had not historically been awarded. Additionally, the Company has not compensated officers with equity awards over the last several years so as to minimize stockholders dilution and to avoid the potential negative impact on the Company's ability to raise capital in equity financing transactions.

      Following the Company's success in raising a relatively significant amount of additional operating capital in December 2006, and in light of the Company's improving financial performance, the Company in April 2007 formed a Compensation Committee and reconsidered the principal compensation elements. Following a review of historical compensation levels, operating performance and individual officer performance, the Compensation Committee recommended, and the independent members of the Board approved, the establishment of an equity incentive plan and the payment of cash bonuses, as described more fully below. By adopting an equity compensation plan and awarding the executive officers substantial option awards, the Board has sought to align the long-term financial interests of the management team with the interests of the stockholders, as well as reinforce a sense of ownership and overall entrepreneurial spirit.

      ESTABLISHMENT OF COMPENSATION LEVELS

      Historically, compensation levels have been established through negotiation as each executive has joined the Company, with the Company establishing the appropriate salary level through an informal survey of what are considered to be competitive levels within the Company's industry and geographic areas and after giving due regard to internal pay parity considerations. Because the Company has historically had only limited operating capital, the Company has only increased officer salaries twice from 2002 through 2006. The first increase was made in late 2006 for one officer in recognition of the expanded duties that this officer had undertaken. In changing this compensation level, the salary of that officer was brought up to the levels of all other officers within the organization.

      In April 2007, our newly formed Compensation Committee reviewed officer salaries and concluded that salary levels of the Company's executive officers were below competitive levels within the Company's industry and geographic areas. In light of the Compensation Committee's review and the Company's improving financial performance, a salary increase was made in April 2007 for our Named Executive Officers. The newly established base salaries are set forth in the following table.

NAME                    TITLE                                                                            BASE SALARY
----------------------  ------------------------------------------------------------------------------  ------------
Cody C. Ashwell         Chairman and Chief Executive Officer                                             $  210,000
Gary Lillian            President                                                                        $  200,000
Richard A. Gartrell     Chief Financial Officer                                                          $  200,000
William E. Marshall     General Counsel, Senior Executive Vice President of Operations and Secretary     $  200,000

      Also in April 2007, the Compensation Committee reviewed the Company's compensation practices for equity awards and cash bonuses. The Compensation Committee considered the Company's performance and individual officer performance in prior periods. The Committee then compared historical compensation levels to the levels of compensation that was judged by the members of the Committee to be typical within the Company's industry and in Southern California. Based on these considerations, the Committee recommended, and a majority of the independent members of the Board approved, the following bonus awards for 2007.

NAME                    TITLE                                                                            BONUS AMOUNT
----------------------  ------------------------------------------------------------------------------  --------------
Cody C. Ashwell         Chairman and Chief Executive Officer                                             $    170,000
Gary Lillian            President                                                                        $    100,000
Richard A. Gartrell     Chief Financial Officer                                                          $    100,000
William E. Marshall     General Counsel, Senior Executive Vice President of Operations and Secretary     $    100,000

      Finally, the Compensation Committee recommended that that Company adopt an equity incentive plan, pursuant to which the Company could grant various types of equity awards to the Company's employees, including the Named Executive Officers. In prior years, the Company had not granted equity awards to executive officers so as to avoid stockholder dilution, particularly at a time when the Company was focused on its need to be able to raise additional capital through equity financings. Based on the recent stabilization of the Company's cash position and improved financial performance, the Committee felt that it would be appropriate at this time to adopt an equity incentive plan and provide appropriate equity awards to the Named Executive Officers. Accordingly, the Company's 2007 Stock Option and Incentive Plan was adopted by the Board in April 2007 and the following stock option awards were granted under the plan at that time to the Named Executive officers.

                                                                                                       SHARES UNDERLYING
NAME                    TITLE                                                                           OPTIONS GRANTED
----------------------  ------------------------------------------------------------------------------  ---------------
Cody C. Ashwell         Chairman and Chief Executive Officer                                               1,500,000
Gary Lillian            President                                                                          1,000,000
Richard A. Gartrell     Chief Financial Officer                                                            1,000,000
William E. Marshall     General Counsel, Senior Executive Vice President of Operations and
                        Secretary                                                                          1,000,000

      These option grants vest over five years, with 60% of the shares vesting on the third anniversary of the grant date, 20% of the shares vesting on the fourth anniversary of the grant date and 20% of the shares vesting on the fifth anniversary of the grant date. The options have a ten-year term and were priced with an exercise price of $1.16 per share, which was equal to the fair market value of the common stock as of the date of grant. By providing for an extended vesting period, the Compensation Committee sought to create a retention tool that would incentivize the Named Executive Officers to remain employed with the Company during the vesting period and build stockholder value over the option term.

      DEDUCTIBILITY OF EXECUTIVE COMPENSATION

      Section 162(m) of the Internal Revenue Code limits the tax deductibility to the Company of compensation in excess of $1 million in any year for certain executive officers, except for qualified "performance-based compensation" under the Section 162(m) rules. No covered executive's compensation for these purposes exceeded $1 million for 2006. The Compensation Committee considers the Section 162(m) rules as a factor with respect to compensation matters, but will not necessarily limit compensation to amounts deductible under Section 162(m).

      ROLE OF EXECUTIVES IN COMPENSATION DECISIONS

      Historically, compensation decisions have been made by the entire Board, with the CEO not participating in any deliberations or decisions regarding his own compensation. In 2007, the Board formed a Compensation Committee, which has been delegated the responsibility to review the performance and compensation of the CEO on an annual basis and make recommendations to the independent members of the Board regarding the CEO's compensation level. For the remaining executives, the CEO makes recommendations to the Compensation Committee, which the Compensation Committee takes into account when making its recommendations to the independent directors regarding officer compensation.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that such report be included in this Proxy Statement.

                                                   COMPENSATION COMMITTEE

                                                        William Baker
                                                        Ronald Beard
                                                        Jerry Carlton
                                                        Terry Hackett
                                                        Richard Specter

SUMMARY COMPENSATION TABLE

      The following table sets forth certain information with respect to the compensation paid in fiscal 2006 to the Company's Chief Executive Officer ("CEO"), Chief Financial Officer ("CFO") and the two other most highly compensated executive officers other than the CEO and CFO (collectively the "NAMED EXECUTIVE OFFICERS").

                                                             ANNUAL COMPENSATION
                                                      --------------------------------
                 NAME AND PRINCIPAL POSITION            FISCAL YEAR       SALARY ($)       TOTAL ($)

      ------------------------------------------------------------------------------------------------

      Cody C. Ashwell                                      2006            180,000          180,000
      CHAIRMAN AND CHIEF EXECUTIVE OFFICER

      Gary Lillian                                         2006            180,000          180,000
      PRESIDENT

      Richard A. Gartrell                                   2006            180,000          180,000
      CHIEF FINANCIAL OFFICER

      William E. Marshall                                  2006            162,750          162,750
      GENERAL COUNSEL, SR. EXECUTIVE VICE PRESIDENT
      AND SECRETARY

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

      None of the Company's named executive officers is a party to any contract, agreement, plan or arrangement that provides for payment upon termination or a change in control, and no such payments were made by the Company during fiscal 2006. In early 2007, stock options were awarded to the Named Executive Officers and, in certain circumstances, the unvested portion of outstanding awards may accelerate upon a change in control resulting from the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction; or the sale of all or substantially all of the Common Stock of the Company to an unrelated person or entity.

 DIRECTOR COMPENSATION

      Directors received no compensation for their services as directors during fiscal 2006.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

      The following table sets forth information regarding ownership of the Common Stock as of December 31, 2006 or earlier date for information based on filings with the Securities and Exchange Commission by (a) each person known to the Company to own more than 5% of the outstanding shares of the Common Stock,
(b) each director and nominee for director of the Company, (c) the Company's Chief Executive Officer, Chief Financial Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (d) all directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission (the "SEC") or other reliable information. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shares voting power or investment power with respect to those securities. As of December 31, 2006, the Company had 149,504,927 shares of Common Stock issued and outstanding.

                                                      AMOUNT AND NATURE OF       PERCENT
             NAME AND ADDRESS OF BENEFICIAL           BENEFICIAL OWNERSHIP       OF CLASS
                       OWNER(1)                         (COMMON STOCK)
      --------------------------------------------   ----------------------   --------------
      Cody C. Ashwell                                       9,187,027               6.1%

      Curci Investment Co., 359 San Miguel Drive,           8,546,500               5.7%
      Ste 201, Newport Beach, CA 92660(2)

      William C. Baker                                      7,370,000               4.9%

      Thomas J. Rielly                                      4,900,000               3.3%

      James P. Knapp                                        2,250,000               1.5%

      William E. Marshall                                   1,500,300               1.0%

      Terry C. Hackett                                      1,350,000               *

      Jerry W. Carlton                                      1,200,000               *

      Richard A. Gartrell                                   1,015,196               *

      Gary Lillian                                            750,000               *

      Stanley A. Solomon                                      750,000               *

      Richard B. Specter                                      737,215               *

      Ronald S. Beard                                         300,000               *

      All Executive Officers and Directors as a            39,856,238              26.7%
      Group (13 persons)
      --------------------------------------------------------------------------------------

*Less than 1%.

(1) Unless otherwise indicated, the address of each of the named individuals is c/o Javo Beverage Company, Inc., 1311 Specialty Drive , Vista, California 92081.

(2) Based on information report on a Schedule 13D filed with the SEC on September 1, 2006 and represents shares held by Curci Investments, LLC.

The following table sets forth as of December 31, 2006, information with respect to the beneficial ownership by the directors and executive officers of the Company of shares of the Company's Series B Preferred Stock. As of December 31, 2006, the Company had 1,775,166 shares of Series B Preferred Stock issued and outstanding.

                                                    AMOUNT AND NATURE OF         PERCENT
       NAME AND ADDRESS OF BENEFICIAL               BENEFICIAL OWNERSHIP         OF CLASS
                 OWNER(1)                       (SERIES B PREFERRED STOCK)
--------------------------------------------   ----------------------------   --------------
Curci Investment Co., 359 San Miguel Drive,               188,388                  10.6%
Ste 201, Newport Beach, CA 92660(2)

William C. Baker                                           77,281                   4.4%

Thomas J. Rielly                                           60,693                   3.4%

Terry C. Hackett                                           25,228                   1.4%

Stanley A. Solomon                                         17,301                   1.0%

James P. Knapp                                             12,650                   0.7%

Jerry W. Carlton                                            7,141                   0.4%

Richard B. Specter                                          3,571                   0.2%

Ronald S. Beard                                             3,571                   0.2%

All Executive Officers and Directors as a Group           395,824                  22.3%

(1) Unless otherwise indicated, the address of each of the named individuals is c/o Javo Beverage Company, Inc., 1311 Specialty Drive , Vista, California 92081.

                         INDEPENDENT PUBLIC ACCOUNTANTS

FEES FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The following is a summary of the fees billed to the Company by Farber Hass Hurley & McEwen LLP for professional services rendered for the fiscal years ended December 31, 2006 and 2005. These fees are for work performed in the fiscal years indicated and, in some instances, we have estimated the fees for services rendered but not yet billed.

                                                                              2006          2005
AUDIT FEES:                                                                 $104,400      $69,000

Consists of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the registrant's quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements

AUDIT-RELATED FEES:                                                                0            0

TAX FEES:                                                                          0            0

ALL OTHER FEES:                                                                    0            0

TOTAL ALL FEES:                                                             $104,400      $69,000

PRE-APPROVAL POLICIES AND PROCEDURES

      Before our independent registered public accounting firm is engaged by the Company to render audit or non-audit services, the engagement and fees are pre-approved by the Company's Board of Directors acting as the Company's audit committee. All audit fees were so pre-approved in fiscal 2006.

ATTENDANCE AT ANNUAL MEETING

      Representatives of Farber Hass Hurley & McEwen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 2005, the Company entered into a seven-year rental agreement with Javo Dispenser, LLC (the "LLC") to rent liquid concentrate dispensers for placement at its customer locations. The LLC is a Delaware limited liability company owned by Company directors William Baker, Terry Hackett and Stanley Solomon, former directors James Knapp and Thomas Rielly and three other Company stockholders. The Company's Chief Financial Officer serves, without remuneration of any kind, as the General Manager of the LLC. The LLC has agreed to acquire, as needed, up to $2,000,000 worth of liquid dispensers, which are then be rented to the Company on terms that the Company believes to be arm's length and no less favorable that could be obtained from an unaffiliated supplier. The term of the rental agreement extends to 2010 and, at the end of the term, the Company has the right to acquire the dispensers for nominal consideration of $1.00. The Company believes that the terms of this agreement are fair and are consistent with the terms that would be obtained in an arm's length transaction.

      As of December 31, 2006, the LLC had purchased 758 dispensers at a total cost of $1,744,000. The Company incurred dispenser rental expense of $370,791 and $73,291, in 2006 and 2005, respectively.

      During 2006, the Company converted $13,750,000 in promissory notes plus accrued interest of $4,001,660 to 1,775,166 shares Series B Preferred Stock. The Company's eight outside directors converted $1,550,000 of principal plus accrued interest of $524,305 to 207,336 shares of Series B Preferred Stock or 11.7% of the total Series B Preferred Stock.

RELATED PARTY TRANSACTION POLICY

      The Company does not have a formal policy for the review and approval of related party transactions, although any such transactions involving an officer or director are required to be brought before the Board of Directors for review. In determining whether to approve or ratify a related party transaction, the disinterested directors may consider, among other factors they deem appropriate, the potential benefits to the Company, the impact on a director's or nominee's independence or an executive officer's relationship with or service to the Company, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. In deciding to approve a transaction, the disinterested directors may, in their sole discretion, impose such conditions as they deem appropriate on the Company or the related party in connection with their approval of any transaction. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Compensation Committee.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16(a) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and SEC rules, our directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company's knowledge, based solely on the review of copies of the reports furnished to the Company, reports required to be filed by our executive officers, directors and greater-than-10% stockholders were timely filed, other than three reports on Form 4 that were filed late on behalf of Richard Specter reporting purchases of our Common Stock.

                                  OTHER MATTERS

      As of the time of preparation of this Proxy Statement, the Company does not intend to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDERS SHARING THE SAME ADDRESS

      In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a "STREET-NAME STOCKHOLDER") and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as "householding," is intended to reduce the Company's printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company by telephone at (760) 560-5286. The voting instructions sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

ANNUAL REPORT

      Enclosed with the Proxy Statement is the Annual Report of the Company for 2006, which includes a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Annual Report is enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of Common Stock of the Company on the record date for the 2007 Annual Meeting desires additional copies of the Company's Annual Report, it will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the Company and should be directed to:

                        Javo Beverage Company, Inc.
                        1311 Specialty Drive
                        Vista, CA 92081
                        Attn: William Marshall

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

      Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the Proxy Statement of the Board of Directors for the 2008 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 1311 Specialty Drive, Vista, California 92081, on or before February 13, 2008. Additionally, stockholders who intend to present a stockholder proposal at the 2008 annual meeting must provide the Secretary of the Company with written notice of the proposal between 60 and 90 days prior to the date of the annual meeting; PROVIDED, HOWEVER, that if the public disclosure of the date of the annual meeting is made less then 70 days prior to the date of the meeting, notice by the stockholder will be timely received not later than the close of business on the 10th day following the day on which such public disclosure was first made. Notice must be tendered in the proper form prescribed by our bylaws. Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting. A copy of the full text of the provisions of the Company's Bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of the Company upon written request.

      In addition, if the Company is not notified by April 28, 2008 of a proposal to be brought before the 2008 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

                             YOUR VOTE IS IMPORTANT!

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS. PLEASE SEE THE INSTRUCTIONS ON THE PROXY AND VOTING INSTRUCTION CARD. SUBMITTING A PROXY OR VOTING INSTRUCTIONS WILL NOT PREVENT YOU FROM ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, IF YOU SO DESIRE, BUT WILL HELP THE COMPANY SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.

                           JAVO BEVERAGE COMPANY, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 24, 2007

      The undersigned stockholder of Javo Beverage Company, Inc. (the "COMPANY") hereby appoints Cody C. Ashwell and Richard A. Gartrell or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on July 24, 2007 at 10:30 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on this proxy card, and in their discretion upon such other matters as may come before the meeting.

      1. To elect the following nominees as directors, to hold office until the 2008 Annual Meeting of Stockholders and until their successors are elected and qualified:

      NOMINEES
      -------------------------------------
      Cody C. Ashwell                      [ ] For all
      William C. Baker                     [ ] Withhold all
      Ronald S. Beard                      [ ] For all, except as noted below
      Jerry W. Carlton
      Terry C. Hackett
      James R. Knapp
      Thomas J. Rielly
      Stanley A. Solomon
      Richard B. Specter
To withhold authority to vote for any individual nominee, check "For all, except as noted below" and write the nominee's name on the line provided below.

--------------------------------------------------------------------------------

      2. To approve the issuance of shares of Common Stock issuable upon conversion of senior convertible notes and exercise of warrants pursuant to a Securities Purchase Agreement entered into with certain investors on December 14, 2006.

       [ ] For                 [ ] Against                 [ ] Abstain




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The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

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                                    Signature(s) of Stockholder(s)

                                    Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

                                    Date:___________, 2007


                    PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.